Exhibit 99.1

Investor Relations Contact:
Patrick R. Stobb
(734) 855-3140

Media Contact:
Manley Ford
(734) 855-2616
TRW Announces Expiration of Tender Offers for Outstanding Notes
LIVONIA, MICHIGAN, April 19, 2007 — TRW Automotive Holdings Corp. (NYSE: TRW), through its subsidiary TRW Automotive Inc., announced today the expiration of its previously announced cash tender offers for its outstanding $825 million 9-3/8% Senior Notes due 2013, €130 million 10-1/8% Senior Notes due 2013, $195 million 11% Senior Subordinated Notes due 2013 and €81 million 11-3/4% Senior Subordinated Notes due 2013 (collectively, the “Notes”). The tender offers expired at midnight, New York City time, on April 18, 2007 (the “Expiration Date”).
The settlement for Notes validly tendered and accepted for payment between the Consent Date of March 23, 2007 and the Expiration Date occurred on April 19, 2007, and was funded with cash on hand. Through the tender offers, the Company repurchased a total of $825,218,850 or 99.98% of the aggregate principal amount of the 9-3/8% Senior Notes, €121,123,000 or 93.17% of the aggregate principal amount of the 10-1/8% Senior Notes, $192,909,000 or 98.93% of the aggregate principal amount of the 11% Senior Subordinated Notes, and €79,028,000 or 97.27% of the aggregate principal amount of the 11-3/4% Senior Subordinated Notes.
As a result of the Note tender transaction, the Company expects to incur related premiums and expenses of approximately $147 million in the first quarter of 2007.
About TRW
With 2006 sales of $13.1 billion, TRW ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 63,800 people in 26 countries.

TRW products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW news is available on the internet at www.trw.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”), and include: production cuts or restructuring by our major customers; work stoppages or other labor issues at the facilities of our customers or suppliers; non-performance by, or insolvency of, our suppliers and customers, which may be exacerbated by recent bankruptcies and other pressures within the automotive industry; the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; interest rate risk arising from our variable rate indebtedness (which constitutes a significant portion of the company’s indebtedness); loss of market share by domestic vehicle manufacturers; efforts by our customers to consolidate their supply base; severe inflationary pressures impacting the market for commodities; escalating pricing pressures from our customers; our dependence on our largest customers; fluctuations in foreign exchange rates; our substantial leverage; product liability and warranty and recall claims and efforts by customers to alter terms and conditions concerning warranty and recall participation; limitations on flexibility in operating our business contained in our debt agreements; the possibility that our owners’ interests will conflict with ours and other risks and uncertainties set forth under “Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
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